EXHIBIT 3.1

AMENDMENT TO THE THIRD AMENDED AND RESTATED BY-LAWS
OF
KINETIC CONCEPTS, INC.
A Texas Corporation
(Adopted December 20, 2007)

This Amendment to the Third Amended and Restated By-Laws of Kinetic Concepts, Inc. effective February 27, 2004 (the "By-laws") hereby amends the By-laws in the following respect:

Article VI, Section 1 is hereby amended and restated to read in its entirety as follows:

"Section 1.  Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated.  Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, the President or a Vice President and the Secretary or an Assistant Secretary, which may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal.  Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value.  If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation."

Article VI, Section 2 is hereby amended and restated to read in its entirety as follows:

"Section 2.  Lost Certificates. The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares."

Article VI, Section 3 is hereby amended and restated to read in its entirety as follows:

"Section 3.  Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-laws.  Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in ay case in which the officers of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred."

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